SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  MAY 18, 2004


                              KANSAS CITY SOUTHERN
               (Exact name of company as specified in its charter)


          DELAWARE                        1-4717              44-0663509
(State or other jurisdiction    (Commission file number)     (IRS Employer
     of incorporation)                                    Identification Number)

                427 WEST 12TH STREET, KANSAS CITY, MISSOURI 64105
               (Address of principal executive offices) (Zip Code)


                COMPANY'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                (816) 983 - 1303


                                 NOT APPLICABLE
          (Former name or former address if changed since last report)

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     EXHIBIT NO. DOCUMENT

          (99) Additional Exhibits

          99.1 Pro Forma Financial Information, including Pro Forma Condensed Consolidated Balance Sheet As of March 31, 2004 and Pro Forma Condensed Consolidated Income Statements for the Three Months Ended March 31, 2004 and the Year Ended December 31, 2003.

ITEM 9. REGULATION FD DISCLOSURE

Kansas City Southern ("KCS" or "Company") is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. Exhibit 99.1 is pro forma financial information of the Company that is included in the Post-Effective Amendment No. 6 to the Company's registration statement on Form S-3 filed May 18, 2004 ("Post-Effective Amendment No. 6") and includes Pro Forma Condensed Consolidated Balance Sheet As of March 31, 2004 and Pro Forma Condensed Consolidated Income Statements for the Three Months Ended March 31, 2004 and the Year Ended December 31, 2003.

The Company is also furnishing under Item 9 of this Current Report on Form 8-K information included in the Post-Effective Amendment No. 6 relating to the Company's Computation of Ratio of Earnings to Fixed Charges. For the three months ended March 31, 2004, the ratio of earnings to combined fixed charges and preferred dividends was 1.02. For the year ended December 31, 2003, the ratio of earnings to combined fixed charges and preferred dividends was less than 1:1. The ratio of earnings to combined fixed charges and preferred dividends would have been 1:1 if a deficiency of $18.2 million was eliminated.

The information included in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Kansas City Southern


Date: May 18, 2004                           By: /s/ Ronald G. Russ
                                                 -------------------------------
                                                 Ronald G. Russ
                                                 Executive Vice President and
                                                 Chief Financial Officer